UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/11/2011

New Peoples Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-33411

VA	31-1804543
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

67 Commerce Drive
Honaker, VA 24260
(Address of principal executive offices, including zip code)

(276) 873-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.    Changes in Registrant's Certifying Accountant

On March 28, 2011, the Audit Committee received notification from Brown Edwards & Company, LLP ("Brown Edwards"), the Company's current independent registered public accounting firm, indicating that it declines to stand for re-appointment after completion of the audit for the Company's 2010 fiscal year.

During the fiscal years ended December 31, 2009 and December 31, 2010, and during the period from January 1, 2011 through March 28, 2011, the Company had (i) no disagreements with Brown Edwards on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to Brown Edwards' satisfaction, would have caused it to make reference to the subject matter of any such disagreement in connection with its reports for such years and interim periods and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K during the two most recent fiscal years or the subsequent interim period.

Brown Edwards' reports on the Company's consolidated financial statements for the fiscal years ended December 31, 2009 and December 31, 2010, do not contain any adverse opinion or disclaimer of opinion, nor are they qualified or modified as to uncertainty, audit scope, or accounting principles.

The Company has provided Brown Edwards a copy of the disclosures it is making in this Current Report on Form 8-K prior to filing with the SEC and requested that Brown Edwards furnish the Company with a letter addressed to the SEC stating whether or not Brown Edwards agrees with the above statements. A copy of such letter, dated April 11, 2011 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

The decision to change the Company's registered public accounting firm was approved by the Audit Committee.

Item 9.01.    Financial Statements and Exhibits

Exhibit 16.1       Brown Edwards & Company, LLP's letter to the Securities & Exchange Commission, dated April 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Peoples Bankshares, Inc.

Date: April 11, 2011	By:	/s/ C. Todd Asbury
C. Todd Asbury
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-16.1	Brown Edwards & Company, LLP's letter to the Securities & Exchange Commission, dated April 11, 2011